Exhibit 24
DIRECTORS OF NATIONAL CITY CORPORATION
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-4
(Harbor Florida Bancshares, Inc.)
     The undersigned directors of National City Corporation, a Delaware corporation (the “Corporation”) which anticipates filing an S-4 Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below and file under the Securities Act, such Registration Statement on Form S-4 relating to the registration of common stock, par value $4.00 per share, of the Corporation to be issued pursuant to an Agreement and Plan of Merger by and between the Corporation and Harbor Florida Bancshares, Inc., dated as of July 10, 2006, and any and all amendments and exhibits thereto, including pre-effective amendments and post-effective amendments (including any related registration statement which may be filed under Rule 462(b) of the Securities Act), and any and all applications or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.
     EXECUTED as of this 25th day of July, 2006.

/s/ Jon E. Barfield	Director

Jon E. Barfield

/s/ James S. Broadhurst	Director

James S. Broadhurst

/s/ Christopher M. Connor	Director

Christopher M. Connor

/s/ David A. Daberko	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

David A. Daberko

/s/ Bernadine P. Healy, M.D.	Director

Bernadine P. Healy, M.D.

/s/ S. Craig Lindner	Director

S. Craig Lindner

/s/ Paul A. Ormond	Director

Paul A. Ormond

/s/ Gerald L. Shaheen	Director

Gerald L. Shaheen

/s/ Jerry Sue Thornton, Ph.D.	Director

Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss	Director

Morry Weiss